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                                                                 Exhibit (a)(12)

                                   MEMORANDUM

                         COOKER RESTAURANT CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

Date: August 21, 1998

To: All Participants in the Cooker Restaurant Corporation Employee Stock Ownership Plan (the "ESOP") as of June 30, 1998

Re:  Tender Offer Information and Benefit Election Form

We are writing to all ESOP Participants regarding the recently announced tender offer for shares of Cooker Restaurant Corporation (the "Company"). The tender offer has been made by the Company to purchase shares of the Company's stock, subject to certain conditions and limitations (the "Offer").

The Company's contributions to the ESOP are invested in shares of the Company's stock. In general, the ESOP provides that Participants may direct the Trustee as to how to respond to tender offers. Margaret Epperson serves as Trustee of the ESOP. The Company has mailed copies of the COOKER RESTAURANT CORPORATION OFFER TO PURCHASE FOR CASH UP TO 4,000,000 SHARES OF ITS COMMON STOCK DATED AUGUST 12, 1998, together with certain information concerning the Offer (the "Information Package") to the Company's shareholders including participants in the ESOP. The Information Package contains important information which should be read carefully before any decision is made with respect to the Offer. You should have received the Information Package by the time you receive this letter. If you have not received the Information Package by the time you receive this letter, or are not sure if you have received it, please call the toll-free number listed below and we will send you the Information Package again.

USE THE DIRECTION FORM DESCRIBED BELOW TO DIRECT THE TRUSTEE TO TENDER YOUR SHARES IN THE ESOP. The Information Package includes a sample Letter of Transmittal and a sample Instruction Form. THE LETTER OF TRANSMITTAL AND INSTRUCTION FORM DO NOT APPLY TO THE SHARES IN YOUR ACCOUNT IN THE ESOP.

Enclosed with this letter is a Direction Form (printed on pink paper) which you may use to direct the Trustee to respond to the Offer with respect to the shares of the Company's stock credited to your account under the ESOP. The Direction Form should be returned in the enclosed envelope. In order for the shares of the Company's stock credited to your account to be tendered in the Offer, your Direction Form must be properly completed and received by the Trustee no later than 5:00 p.m. eastern standard time on Friday, September 4, 1998 (the "Deadline"). Verbal directions will not be accepted. ALL DIRECTIONS RECEIVED FROM PARTICIPANTS WILL BE KEPT STRICTLY CONFIDENTIAL.

IF YOUR DIRECTION FORM IS NOT RECEIVED BY THE TRUSTEE BY THE DEADLINE, YOUR SHARES OF THE COMPANY'S STOCK IN THE ESOP WILL NOT BE TENDERED. IF THE TRUSTEE RECEIVES YOUR DIRECTION FORM BY THE DEADLINE BUT THERE IS NO PRICE CHECKED, OR MORE THAN ONE PRICE CHECKED, OR IF YOUR DIRECTION FORM IS NOT SIGNED, THE TRUSTEE WILL NOT TENDER YOUR SHARES. TO THE EXTENT THAT THE TRUSTEE DETERMINES THAT A PARTICIPANT DID NOT RECEIVE THE INFORMATION PACKAGE, THE TRUSTEE WILL DETERMINE WHETHER TO TENDER THE SHARES, AS WELL AS THE PRICE FOR SUCH TENDER.

THE ENCLOSED DIRECTION FORM WILL ONLY BE EFFECTIVE WITH RESPECT TO SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE ESOP AND WILL NOT BE EFFECTIVE FOR ANY OTHER SHARES. If you currently own shares of the Company's stock outside the ESOP, you should have received separate materials containing information on how to respond to the Offer as to those shares. If you are currently participating in the Cooker Restaurant 401(k) Plan (the "401(k) Plan") and have stock allocated to your account under the 401(k) Plan, representatives of the 401(k) Plan should be sending you another package of materials with respect to tender of your shares under the 401(k) Plan.

The number of shares actually purchased by the Company with respect to your account under the ESOP will depend upon the outcome of the Offer and the actual number of shares allocated to your account at the time of the tender. IF YOU DIRECT THAT THE TRUSTEE TENDER THE SHARES IN YOUR ACCOUNT, THE PROCEEDS FROM SUCH TENDER WILL BE ALLOCATED TO YOUR ACCOUNT UNDER THE ESOP.
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Because the ESOP was terminated effective as of June 30, 1998, during the first part of July, you were sent a Benefit Election Form and tax information necessary for you to decide how to receive your benefits from the ESOP (the "Distribution Package"). The tax information was included in the SPECIAL TAX NOTICE RELATING TO PLAN PAYMENTS ("SPECIAL TAX NOTICE"). The effect of the Offer on your distribution from the ESOP is described as follows:

1.  IF YOU HAVE ALREADY RETURNED YOUR BENEFIT ELECTION FORM TO THE COMPANY AND:

    A. you elected to receive a distribution of your shares under the ESOP and the Trustee receives your properly completed Direction Form by the Deadline, your account, after giving effect to the tender, will automatically be distributed to you.

    B. you elected to roll over all or a portion of your shares under the ESOP and the Trustee receives your properly completed Direction Form by the Deadline, your account, after giving effect to the tender, will automatically be rolled over per your instructions.

    C. you elected to receive a distribution of your shares under the ESOP and the Trustee does not receive your Direction Form by the Deadline, the shares of the Company's stock in your account will automatically be distributed to you after the tender is concluded. To the extent that the Trustee determines that a Participant did not receive the Information Package, the Trustee will determine whether to tender the shares, as well as the price for such tender.

    D. you elected to roll over all or a portion of your shares under the ESOP and the Trustee does not receive your Direction Form by the Deadline, the shares of the Company's stock in your account will automatically be rolled over per your instructions after the tender is concluded. To the extent that the Trustee determines that a Participant did not receive the Information Package, the Trustee will determine whether to tender the shares, as well as the price for such tender.

IF YOU HAVE ALREADY RETURNED YOUR DISTRIBUTION ELECTION FORM AND WANT TO CHANGE YOUR ELECTION, PLEASE COMPLETE AND EXECUTE THE ENCLOSED BENEFIT ELECTION FORM AND RETURN IT IN THE ENCLOSED ENVELOPE BY THE DEADLINE. YOU MAY CHANGE YOUR ELECTION EVEN IF YOU DO NOT DIRECT THE TRUSTEE TO TENDER YOUR SHARES. TO CHANGE YOUR BENEFIT ELECTION, THE NEW BENEFIT ELECTION FORM MUST BE RECEIVED BY THE TRUSTEE BY THE DEADLINE.

2.  IF YOU HAVE NOT YET RETURNED YOUR BENEFIT ELECTION FORM TO THE COMPANY AND:

    A. you want to direct the Trustee to tender the shares in your account under the ESOP, the Trustee must receive your properly completed Direction Form and Benefit Election Form by the Deadline. The original deadline of August 21, 1998 for receiving the Benefit Election Form has been extended to the Deadline.

    B. you do not want to direct the Trustee to tender the shares in your account under the ESOP, you are advised that the original deadline of August 21, 1998 for receiving the Benefit Election Form has been extended to the Deadline.

PLEASE BE AWARE THAT IF YOU DIRECT THE TRUSTEE TO TENDER THE SHARES IN YOUR ACCOUNT THE OPERATION OF THE TENDER OFFER MAY RESULT IN YOUR DISTRIBUTION OR ROLLOVER INCLUDING BOTH CASH AND SHARES OF THE COMPANY'S STOCK.

TO THE EXTENT YOU ELECT A DISTRIBUTION AND THE DISTRIBUTION INCLUDES CASH, YOU WILL GENERALLY BE SUBJECT TO MANDATORY 20% FEDERAL INCOME TAX WITHHOLDING ON THE TOTAL AMOUNT OF YOUR DISTRIBUTION. PLEASE REFER TO THE ENCLOSED SPECIAL TAX NOTICE WHICH EXPLAINS THE WITHHOLDING AND INCOME TAX CONSEQUENCES WHICH WILL APPLY TO YOUR DISTRIBUTION.

Your distribution from the ESOP will be made in accordance with your Benefit Election Form, provided that such form is received by the Trustee by the Deadline. Please note that the original deadline of August 21, 1998 has

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been extended to the Deadline. If your Benefit Election Form is not received by the Trustee by the Deadline, your account will automatically be distributed as was originally communicated to you in the Distribution Package.

We realize that you may have questions regarding this information. Please call 800-549-9249 (a toll free number) with your questions between the hours of 9:00 a.m. and 5:00 p.m. eastern standard time.

                                          Sincerely,

                                          Cooker Restaurant Corporation
                                          Plan Sponsor
                                          Cooker Restaurant Corporation Employee
                                          Stock Ownership Plan

                                          Margaret Epperson
                                          Trustee
                                          Cooker Restaurant Corporation Employee
                                          Stock Ownership Plan

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